UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2011
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2011, Eric J. Foss notified PepsiCo, Inc. (“PepsiCo”) of his decision to retire from his role as Chief Executive Officer of Pepsi Beverages Company, effective December 9, 2011. Mr. Foss will begin working immediately with PepsiCo’s new beverage leadership team as part of the management transition. In connection with his retirement, Mr. Foss is entitled to receive compensation under the Retention Agreement he entered into with PepsiCo in October 2009. Mr. Foss’ Retention Agreement was previously filed as Exhibit 10.64 to PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2010.
Effective September 14, 2011, the Board of Directors of PepsiCo appointed Albert P. Carey, 60, to the role of Chief Executive Officer of PepsiCo Americas Beverages, reporting to PepsiCo’s Chairman and CEO Indra K. Nooyi. Mr. Carey assumes responsibility for all aspects of the beverage businesses in the Americas. Mr. Carey began his career at Frito-Lay in 1981 and he has served PepsiCo in a variety of roles since then, most recently as President and Chief Executive Officer of Frito-Lay North America since June 2006.
Also effective September 14, 2011, the Board of Directors of PepsiCo appointed Thomas R. Greco, 53, to the role of President of Frito-Lay North America. Mr. Greco began his career with PepsiCo in 1986 and has served PepsiCo in a variety of roles since then, most recently as Executive Vice President and Chief Commercial Officer of Pepsi Beverages Company from February 2010 to September 2011. Prior to that, Mr. Greco was President of PepsiCo Sales.
Massimo Fasanella d’Amore, 56, will retain responsibility for PepsiCo’s North American Gatorade and Tropicana businesses as well as its Latin American beverage business, reporting to Mr. Carey. In addition, Mr. d’Amore will continue to lead PepsiCo’s Global Beverage Group as its President, reporting to Indra K. Nooyi, PepsiCo’s Chief Executive Officer. Mr. d’Amore joined PepsiCo in 1995 and has served PepsiCo in a variety of roles since then, most recently as Chief Executive Officer of PepsiCo Beverages Americas from February 2010 to September 2011. Prior to that, Mr. d’Amore was Chief Executive Officer of PepsiCo Americas Beverages and Executive Vice President, Commercial for PepsiCo International.
Item 7.01. Regulation FD Disclosure.
The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the retirement of Mr. Foss.

Attached as Exhibit 99.2 and incorporated by reference into this Item 7.01 is a copy of the press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the appointment of Mr. Carey to the role of Chief Executive Officer of PepsiCo Americas Beverages.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the retirement of Eric J. Foss.

99.2	Press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the appointment of Albert P. Carey to the role of Chief Executive Officer of PepsiCo Americas Beverages.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011	PepsiCo, Inc.
	By:	/s/ Maura Abeln Smith
Maura Abeln Smith
Executive Vice President, Government Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
99.1	Press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the retirement of Eric J. Foss.

99.2	Press release issued by PepsiCo, Inc., dated September 14, 2011, announcing the appointment of Albert P. Carey to the role of Chief Executive Officer of PepsiCo Americas Beverages.